Exhibit 10.63

PERRY ELLIS INTERNATIONAL, INC.

PERFORMANCE UNIT AGREEMENT

1. Award of Performance Units. The Committee hereby grants, as of [—], 20[—] (the “Date of Grant”), to [recipient’s name] (“Recipient”), [number] performance units, each unit having a value of one dollar ($1.00) (the “Performance Units”). The Performance Units are being issued pursuant to the Company’s Second Amended and Restated 2005 Long-Term Incentive Compensation Plan, (the “Plan”), as amended and restated, which is incorporated herein for all purposes. The Performance Units shall be subject to the terms, provisions and restrictions set forth in this Agreement and in the Plan. As a condition to entering into this Agreement, and as a condition to the issuance of any Performance Units, the Recipient agrees to be bound by all of the terms and conditions herein and in the Plan. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

2. Vesting of Performance Units.

(a) Time-Vesting of Performance Units. All of the Performance Units shall be subject to time-vesting. Except as otherwise provided in this Section 2, the Performance Units shall become vested in the following amounts, at the following times and upon the following conditions, provided that the Continuous Service of the Recipient continues through and on the applicable Time-Vesting Date:

Number of Performance Units	Time-Vesting Date
[—]	[Date(s)]

Other than in accordance with this Section 2, there shall be no proportionate or partial vesting of Performance Units in or during the months, days or periods prior to the Time-Vesting Date and all vesting of Performance Units shall occur only on the Time-Vesting Date.

(b) Performance-Vesting of Performance Units. In addition to the time-vesting provision contained in Section 2(a) above, all of the Performance Units shall be subject to performance-vesting, based on the performance goal established by the Compensation Committee on [—] and the achievement of which is substantially uncertain as of the Date of Grant. Other than in accordance with this Section 2, the Performance Units shall vest on the Time-Vesting Date if and only if [performance vesting criteria] shall be as approved by the Compensation Committee. [For the avoidance of doubt, if the Performance Goal is not achieved prior to [time vesting date], and all of the Performance Units have not already fully vested in accordance with Sections 2(c), 2(d), or 2(e) below, then all of the Performance Units subject to this Agreement shall be immediately forfeited as of [time vesting date] and shall revert back to the Company without any payment to the Recipient.]

The number of Performance Units that will vest based on the [performance vesting criteria] is as follows:

[Performance vesting criteria] Goal	Number of Performance Units that Vest
[—] Units

(c) Delivery of Performance Units Upon Vesting. Upon vesting of Performance Units, the Company will make a payment to the Recipient in cash equal to (i) the number of Performance Units that have become vested times (ii) one dollar ($1.00) (a “Performance Units Cash Payment”), less applicable taxes withheld as set forth in Section 4 below.

(d) Change in Control. In the event that a Change in Control of the Company occurs during the Recipient’s Continuous Service [following both (i) a Change in Control and (ii) termination of the Recipient’s employment without Cause or for Good Reason within a period of [—] months following the Change in Control], (a “CIC Termination”), the Performance Units subject to this Agreement shall become immediately and fully vested, and shall be delivered, subject to any requirements under this Agreement, to the Recipient on the date of the CIC Termination. For the avoidance of doubt, if both a Change in Control of the Company and a CIC Termination occur during the Recipient’s Continuous Service prior to [—], then the Performance Goal requirement is immediately and irrevocably waived.

(e) Committee Discretion to Accelerate Vesting. Notwithstanding any other term or provision of this Agreement, the Board or the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Recipient and of the Company, to accelerate the vesting of any Performance Units under this Agreement, at such times and upon such terms and conditions as the Board or the Committee shall deem advisable, provided that such action does not result in the loss of a tax deduction of the compensation attributable to the vesting of the Performance Units under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

(f) Termination of Recipient’s Employment due to Death or Disability. In the event that the Recipient’s Continuous Service terminates prior to the Time-Vesting Date in connection with (i) the Recipient’s death or (ii) the Recipient’s Disability, [then a pro rata] [then all] [then none] number of Performance Units subject to this Agreement shall immediately and fully vest as of the date of such death or termination of employment, as the case may be, and a Performance Units Cash Payment as determined in accordance with Section 2(c) above shall be paid to (x) the Recipient or (y) the beneficiary or beneficiaries designated by the Recipient, or if the Recipient has not so designated any beneficiary(ies), or no designated beneficiary survives the Recipient, such Performance Units Cash Payment shall be paid to the personal representative of the Recipient’s estate, as the case may be. Such payment shall be made to the Recipient or the Recipient’s Beneficiary or Beneficiaries or estate within              (    ) days of the date of the Recipient’s death or termination of employment, as the case may be. [The pro rata number of Performance Units that shall time-vest under this Section 2(f) shall be equal to (x) XXXX multiplied by (y) a fraction, the numerator of which shall be equal to the number of full and partial months following the Date of Grant during which the Recipient was employed by the

Company and the denominator of which shall be [—].] [For the avoidance of doubt, if the Recipient’s Continuous Service terminates in connection with the Recipient’s death or Disability, then the Performance Goal requirement is immediately and irrevocably waived.]

(g) Termination of Recipient’s Employment [due to] [or Other Than] a Termination [for Cause or] without [Good Reason] [or Cause, or due to Death or Disability]. In the event that the Recipient’s Continuous Service terminates prior to the Time-Vesting Date [other than a termination of the Recipient’s employment by the Company without Cause or due to the Recipient’s death or Disability] [or (i) by the Company for Cause (as such term is defined in the Recipient’s Employment Agreement) or (ii) by the Recipient without Good Reason (as such term is defined in the Recipient’s Employment Agreement)], then all of the Performance Units subject to this Agreement shall be immediately forfeited upon such termination of Continuous Service without any payment to the Recipient. The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Recipient’s forfeiture of Performance Units pursuant to this Section 2(g).

(h) Termination of Recipient’s Employment without Cause [for Good Reason prior to [vesting date]]. In the event that the Recipient’s Continuous Service terminates due to a termination of the Recipient’s employment by the Company without Cause, then [a pro rata number] [or all] of Performance Units subject to this Agreement shall immediately time-vest as of the date of such termination of employment, but shall only fully vest based upon the achievement of the Performance Goal prior to [—], and a Performance Units Cash Payment as determined in accordance with Section 2(c) above shall be paid to the Recipient within 10 days following the date the Performance Goal has been achieved. [The pro rata number of Performance Units that shall time-vest under this Section 2(h) shall be equal to (x) XXXX multiplied by (y) a fraction, the numerator of which shall be equal to the number of full and partial months following the Date of Grant during which the Recipient was employed by the Company and the denominator of which shall be [—].] For the avoidance of doubt, if the Performance Goal is not achieved prior to [—] then all of the Performance Units subject to this Agreement shall be immediately forfeited as of [—] without any payment to the Recipient.

3. Transferability. Unless otherwise determined by the Committee, the Performance Units are not transferable unless and until they become fully vested in accordance with this Agreement, otherwise than by will or under the applicable laws of descent and distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient. Except as otherwise permitted pursuant to the first sentence of this Section, any attempt to effect a Transfer of any Performance Units prior to the date on which they become fully vested shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

4. Tax Matters. The Company shall withhold from any Performance Units Cash Payment any federal, state or local income taxes required to be withheld with respect to such payment. Other than withholding required with regard to any Performance Units Cash Payment, tax consequences to the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the Performance Units (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Recipient. The Recipient shall consult with her own personal accountant(s) and/or tax advisor(s) regarding these matters and the Recipient’s filing, withholding and payment (or tax liability) obligations.

5. Amendment, Modification & Assignment; Non-Transferability. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Recipient’s rights hereunder) may not be assigned, and the obligations of Recipient hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the Recipient and her heirs and legal representatives and on the successors and assigns of the Company.

6. Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

7. Miscellaneous.

(a) No Right to (Continued) Employment or Service. This Agreement and the grant of Performance Units hereunder shall not confer, or be construed to confer, upon the Recipient any right to employment or service, or continued employment or service, with the Company or any Related Entity.

(b) No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c) Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Performance Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d) No Trust or Fund Created. Neither this Agreement nor the grant of Performance Units hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida (without reference to the conflict of laws rules or principles thereof).

(f) Interpretation. The Recipient accepts the Performance Units subject to all of the terms, provisions and restrictions of this Agreement and the Plan. The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement.

(g) Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(h) Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s General Counsel at Perry Ellis International, Inc., 3000 N.W. 107 Avenue, Miami, FL 33172, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(i) Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which she or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(j) Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

8. Internal Revenue Code Section 409A. The Performance Units granted hereunder are intended to be exempt from Section 409A of the Code and the Treasury regulations and other official guidance promulgated thereunder.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

PERRY ELLIS INTERNATIONAL, INC.

By:
Name:	[—]
Title:	[—]

Agreed and Accepted:

RECIPIENT:

By: